Exhibit 99.1

(1)          Following the initial expiration of a tender offer at midnight, New York City time, on June 15, 2011 made by CKX Entertainment Offeror Sub, LLC (f/k/a Colonel Offeror Sub, LLC) (“CKX Offeror”) for shares of common stock (“Common Stock”) of CKX, Inc. (the “Issuer”) in connection with an Agreement and Plan of Merger (the “Merger Agreement”), dated May 10, 2011, as amended on May 17, 2011 by and among the Issuer, Colonel MergerSub, Inc. (“MergerSub”) and CKX Entertainment, Inc. (f/k/a Colonel Holdings, Inc.) (“CKX Entertainment”), in which 48,584,473 shares of the Issuer were acquired by CKX Offeror at a price of $5.50 per share (the “Offer Price”), CKX Offeror acquired an additional 5,358,395 shares of Common Stock of the Issuer at the Offer Price in a subsequent offering period ending June 20, 2011.  In addition, CKX Entertainment acquired an additional 19,183,310 shares of Common Stock from a former stockholder of the Issuer in exchange for cash at a price per share equal to the Offer Price.  On June 21, 2011, CKX Entertainment Holdings, Inc. (“Entertainment Holdings”) acquired 1,491,817 shares of Series B Convertible Preferred Stock (“Series B Preferred”) and 1 share of Series C Convertible Preferred Stock (“Series C Preferred”) of the Issuer from a former stockholder of Issuer in exchange for shares of preferred stock of Entertainment Holdings.  Prior to the Merger, MergerSub also acquired an additional 99,077,718 shares of newly issued Common Stock from the Issuer, and all of the shares of Common Stock, Series B Preferred and Series C Preferred acquired by CKX Offeror and CKX Entertainment were contributed to MergerSub.  Upon the merger of MergerSub with and into the Issuer on June 21, 2011 (the “Merger”) pursuant to the Merger Agreement, all the shares of Common Stock, Series B Preferred and Series C Preferred of the Issuer previously acquired by MergerSub, which totaled an aggregate 174,103,980 shares of Common Stock, on an as-converted basis, were cancelled and all of the shares of capital stock of MergerSub outstanding immediately prior to the Merger were converted into 200 shares of common stock of the Issuer.

Prior to the Merger, CKX Offeror was the sole stockholder of MergerSub.  CKX Entertainment UK Limited (f/k/a Colonel UK Holdings Limited) (“CKX UK”) is the sole member of CKX Offeror.  CKX Entertainment is the sole stockholder of CKX UK.  Entertainment Holdings is the sole stockholder of CKX Entertainment.  Apollo CKX Holdings, L.P. (“CKX Holdings”) is the controlling stockholder of Entertainment Holdings, and Apollo CKX Holdings GP, LLC (“CKX Holdings GP”) is the general partner of CKX Holdings.  Apollo Management VII, L.P. (“Management VII”) is the manager of CKX Holdings GP, and AIF VII Management, LLC (“AIF VII Management”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers and executive officers of Management Holdings GP.  Each of CKX Offeror, CKX UK, CKX Entertainment, Entertainment Holdings, CKX Holdings, CKX Holdings GP, Management VII, AIF VII Management, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan disclaims beneficial ownership of the shares held of record by CKX Offeror, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of CKX Offeror, CKX UK, CKX Entertainment, Entertainment Holdings, CKX Holdings and CKX Holdings GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of Management VII, AIF VII Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is c/o Apollo Management, L.P., 9 West 57th St., 43rd Floor, New York, New York 10019.